Exhibit 4(b)

The shares represented by this certificate are subject to restrictions on transfer as set forth on the reverse side

INCORPORATED UNDER THE LAWS OF THE STATE OF DELWARE

No. -X - -0- Shares

LAMAR ADVERTISING COMPANY

CLASS B COMMON STOCK, $0.001 par value per share

THIS CERTIFIES THAT -SPECIMEN- is the owner of – Zero (0) – Shares of the Capital Stock of Class B Common Stock of LAMAR ADVERTISING COMPANY

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this day of A.D.

JAMES R MCILWAIN, SECRETARY

KEVIN. P . REILLY, IR., PRESIDENT

SHARES $0.001 Per Value EACH

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP THAT ARE SPECIFIED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY. THE COMPANY WILL FURNISH A FULL STATEMENT DESCRIBING THE RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP TO THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ON REQUEST AND WITHOUT CHARGE.

IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO CONVERSION ON THE TRANSFER THEREOF, AND MAY BE SUBJECT TO OR ENJOY OTHER SPECIAL RIGHTS, PREFERENCES AND PRIVILEGES, ALL AS MORE PARTICULARLY SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY, ON FILE WITH THE SECRETARY OF STATE OF DELAWARE. THE COMPANY WILL, UPON REQUEST AND WITHOUT CHARGE, FURNISH THE HOLDER HEREOF A TRUE AND CORRECT COPY OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION REFLECTING ALL POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF THE COMPANY’S STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

CERTIFICATE FOR -0- SHARES of the Capital Stock

LAMAR ADVERTISING COMPANY

CLASS B COMMON STOCK

ISSUED TO

SPECIMEN

DATE

For Value Received, hereby sell, assign and transfer unto Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated , 20

In presence of